CONYERS DILL & PEARMAN
                             Barristers & Attorneys
                    Not Registered to Practise Hong Kong Law

         2901 One Exchange Square, 8 Connaught Place, Central Hong Kong
                           Telephone: (852) 2524 7106
                  Facsimile: (852) 2845 9268 or (852) 2596 0418
                             E-Mail: hongkong@cdp.bm
                              Internet: www.cdp.bm

                                    Partners:
                                 Lilian S.C. Woo
                                  David M. Lamb
                            Christopher W.H. Bickley


19 January, 2005


Radica Games Limited                          DIRECT LINE: 2842 9566
Suite V, 6th Floor                            E-MAIL:      bychen@cdp.bm
Valiant Industrial Centre                     OUR REF:     BC/kt/184649
2-12 Au Pui Wan Street                        YOUR REF:
Fo Tan, Shatin
New Territories



Dear Sirs,

Radica Games Limited (the "Company")

We have acted as special Bermuda legal counsel to the Company in connection with the registration of 500,000 ordinary shares of the Company, par value US$0.01 per share (the "Shares") under the United States Securities Act of 1933 (the "Securities Act"), as described in the registration statement on Form S-8 (the "Registration Statement") filed with the United States Securities and Exchange Commission (the "Securities and Exchange Commission") on or about the date hereof.

For the purposes of giving this opinion, we have examined the following documents:

(1) a copy of the final form of the Registration Statement provided to us by the Company on 17 January, 2005;

(2)  a copy of the Company's  2004 Omnibus  Equity  Incentive Plan (the "Plan");
     and

(3) a copy of the minutes of the annual shareholders meeting of the Company held on 24 May, 2004 and copies of the minutes of the meetings of the board of directors and the compensation committee of the board of directors of the Company held on 22 March, 2004 and 15 March, 2004 respectively, approving, inter alia, the Plan and authorising the directors of the Company to issue Shares under and in accordance with the Plan.


             Bermuda Anguilla British Virgin Islands Cayman Islands
                           Hong Kong London Singapore

RADICA GAMES LIMITED                                                [CD&P LOGO]
19 JANUARY, 2005
PAGE 2


We have also reviewed the memorandum of association and bye-laws of the Company, minutes of meetings of and resolutions in writing passed by the members and directors of the Company and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed that (i) the minutes of meetings and resolutions in writing referred to herein are full and accurate records of resolutions passed, inter alia, in meetings duly convened and held in accordance with the bye-laws of the Company and that such resolutions have not been amended or rescinded and are in full force and effect, (ii) there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinion expressed herein, (iii) all options granted pursuant to the Plan will be exercisable at a price at least equal to the par value of the Shares,
(iv) the Shares fall within the existing authorised share capital of the Company and (v) no resolution has been passed by the members of the Company to limit or otherwise fetter the powers granted to the directors of the Company by the bye-laws of the Company to issue any unissued shares of the Company on such terms and conditions as they may determine.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. Subject as mentioned below, this opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that the Shares have been duly authorized, and when issued, delivered and paid for in the manner described in the Plan, will be validly issued, fully paid and non-assessable (meaning that no further sums are payable to the Company with respect to the holding of such Shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Yours faithfully,

/s/ CONYERS DILL & PEARMAN

Conyers Dill & Pearman